EXHIBIT 99.1

Synthesis Energy Systems Expands Senior Management Team, Khee Yoong Lee Appointed Director of Commercial Development for SES in China

HOUSTON, Sept. 17, 2015 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company enabling clean, high-value energy and chemical products from multiple feedstocks, today announced that former member of the SES management team, Mr. Khee Yoong Lee, an accomplished leader with more than ten years' experience in project development related to the power, energy and chemicals industries, has been appointed Director of Commercial Development for China, reporting to Robert Rigdon, SES's President and Chief Executive Officer. Mr. Lee, who begins his tenure on October 8th, will be responsible for helping grow SES's business in China, with specific emphasis on cleaner coal power generation and the natural gas replacement market. SES's clean syngas can be used as a lower-cost alternative to expensive imported natural gas and LNG for industrial use, and can be efficiently converted into a substitute natural gas (SNG) to be sold into natural gas pipelines.

Mr. Lee previously served in various leadership roles for SES in China from 2005 to 2013 and is a well-known and highly respected leader within the company. Mr. Lee holds a degree in economics and commerce from the University of Melbourne and his career spans 19 years with positions at The Wing Group and Arthur Andersen. He brings deep experience in China related to project development and financing, formation of Sino-Foreign joint venture businesses and their related commercial arrangements.

"We are pleased to have Khee Yoong back at SES, to help grow our business in China. Khee Yoong is a well-known and highly respected leader who can get hit the ground running since he is already familiar with the capabilities and benefits of SES's gasification technology and how it can be applied to projects in the newly emerging natural gas replacement and power generation sectors," said Mr. Rigdon. "The timing for Khee Yoong's return is ideal since he can leverage the early successes of our Tianwo-SES JV and the three fast-track projects currently being built for Aluminum Corporation of China. We believe many opportunities exist across China to help owners of aluminum and ceramics facilities by providing a clean, lower cost alternative to natural gas or to convert our syngas into SNG."

"I am very pleased to rejoin the SES team. SES is an exciting company that I have already devoted a large part of my career to. I look forward to working with Robert and the entire team to grow our business in China, where SES's advanced gasification technology can bring clean energy with advantaged economics using the country's vast coal resources," said Mr. Lee. "I am excited to be onboard to help grow the company, while enabling SES's stated initiative of Growth With Blue Skies to be realized in China, and around the world."

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
747.222.7012
PR@synthesisenergy.com